UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 18, 2006

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices) (Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 – Entry into a Material Definitive Agreement

On April 18, 2006, NovaStar Capital Trust II, a Delaware statutory trust (the “Trust”), issued and sold $35 million in aggregate principal amount of preferred securities (“Trust Preferred Securities”). The Trust Preferred Securities require quarterly distributions of interest by the Trust to the holders of the Trust Preferred Securities at a rate equal to the three-month LIBOR plus 3.5%, reset quarterly. The Trust simultaneously issued the Trust’s common securities (the “Common Securities”) to NovaStar Mortgage, Inc. (“NMI”), a taxable REIT subsidiary of NovaStar Financial, Inc. (the “Company”), for a purchase price of $1,083,000, which constitutes all of the issued and outstanding common securities of the Trust.

The Trust used the proceeds from the sale of the Trust Preferred Securities together with the proceeds from the sale of the Common Securities to purchase $36,083,000 in aggregate principal amount of unsecured junior subordinated notes due June 30, 2036 issued by NMI (the “Junior Subordinated Notes”). The net proceeds to NMI from the sale of the Junior Subordinated Notes to the Trust will be used by the Company for general corporate purposes.

The Junior Subordinated Notes were issued pursuant to a Junior Subordinated Indenture, dated April 18, 2006 (the “Indenture”), between NMI, the Company and JPMorgan Chase Bank, NA, as trustee. The terms of the Junior Subordinated Notes are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Notes paid by NMI will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities. The Indenture permits the redemption of the Junior Subordinated Notes (and thus a like amount of the Trust Preferred Securities) at par on or after June 30, 2011. If the Junior Subordinated Notes are redeemed, the Trust must redeem a like amount of the Trust Preferred Securities.

The terms of the Trust Preferred Securities are governed by the Amended and Restated Trust Agreement dated April 18, 2006 among NMI, as Depositor, JPMorgan Chase Bank, NA, as property trustee, Chase Bank USA, NA, as Delaware trustee, and the Administrative Trustees named therein (the “Trust Agreement”).

Under the terms of the Trust Preferred Securities, an event of default generally occurs upon:

•	Non-payment of interest on the Junior Subordinated Notes when it becomes due and payable, and continuance of default for a period of 30 days;

•	Non-payment of principal of, or any premium on, the Junior Subordinated Notes at their maturity;

•	NMI’s failure to comply with its covenants or certain other provisions of the Indenture, which failure continues for a period of 30 days after NMI receives notice of such failure;

•	Non-payment of any distribution on the Trust Preferred Securities when it becomes due and payable, and continuance of the default for a period of 30 days;

•	Non-payment of the redemption price of any Trust Preferred Security when it becomes due and payable;

•	The Trustee’s failure to comply in any material respect with any covenant or certain other provisions of the Trust Agreement, which failure continues for a period of 30 days after the Trustees and the Depositor receive notice of such failure; or

•	Bankruptcy or liquidation of NMI, the Trust or of the property trustee.

In connection with the offering of Trust Preferred Securities, the Company entered into a Parent Guarantee Agreement with JP Morgan Chase Bank, NA, as Guarantee Trustee, dated April 18, 2006 (the “Parent Guarantee Agreement”), for the purpose of guaranteeing the payment of any amounts to be paid by NMI under the terms of the Indenture. The obligations of the Company under the Parent Guarantee Agreement constitute unsecured obligation of the Company and rank subordinate and junior to all senior debt of the Company. The Parent Guaranty Agreement shall terminate upon the full payment of the redemption price for the Trust Preferred Securities or full payment of the Junior Subordinated Notes upon liquidation of the Trust.

The offering of the Trust Preferred Securities was conducted pursuant to a Purchase Agreement, dated as of April 18, 2006, among the Company, NFI, the Trust and Kodiak Warehouse, LLC.

The preceding discussion is qualified in its entirety by reference to the terms of the Purchase Agreement, the Trust Agreement (including the form of security representing the Junior Subordinated Notes and the form of Trust Preferred Securities Certificate), the Indenture, the Parent Guarantee Agreement attached hereto as Exhibits 10.38, 10.39, 10.40 and 10.41, respectively, and incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

10.38	Purchase Agreement, dated April 18, 2006, among NovaStar Financial, Inc., NovaStar Mortgage, Inc., NovaStar Capital Trust II and Kodiak Warehouse LLC

10.39	Amended and Restated Trust Agreement, dated April 18, 2006, between NovaStar Mortgage, Inc., JPMorgan Chase Bank, NA Chase Bank USA, NA and certain administrative trustees as well as the form of security representing the Junior Subordinated Notes and the form of Trust Preferred Securities Certificate

10.40	Junior Subordinated Indenture, dated April 18, 2006 between NovaStar Mortgage, Inc., NovaStar Financial, Inc. and JPMorgan Chase Bank, NA

10.41	Parent Guarantee Agreement, dated April 18, 2006, between NovaStar Financial, Inc. and JP Morgan Chase Bank, NA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: April 24, 2006	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit Number
10.38	Purchase Agreement, dated April 18, 2006, among the Registrant, NovaStar Mortgage, Inc., NovaStar Capital Trust II and Kodiak Warehouse LLC

10.39	Amended and Restated Trust Agreement, dated April 18, 2006, between NovaStar Mortgage, Inc., JPMorgan Chase Bank, NA Chase Bank USA, NA and certain administrative trustees as well as the form of security representing the Junior Subordinated Notes and the form of Trust Preferred Securities Certificate

10.40	Junior Subordinated Indenture, dated April 18, 2006 between the Registrant and JPMorgan Chase Bank

10.41	Parent Guarantee Agreement, dated April 18, 2006, between the Registrant and JP Morgan Chase Bank